Exhibit 23

Consent of Independent Registered Public Accounting Firm

WESCO Distribution, Inc. Retirement Savings Plan
Pittsburgh, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-188979) of WESCO International, Inc. of our report dated June 26, 2019, relating to the financial statements and supplemental schedule of the WESCO Distribution, Inc. Retirement Savings Plan, which appear in this Form 11-K for the year ended December 31, 2018.

/s/ BDO USA, LLP
Pittsburgh, PA
June 26, 2019